EXHIBIT 99.1

Liberty Tax Postpones Second Quarter Fiscal 2018 Earnings Release and Conference Call

VIRGINIA BEACH, Va., Dec. 06, 2017 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX), the parent company of Liberty Tax Service, today announced the company will delay its second quarter 2018 earnings release and conference call as the company finalizes their quarterly assessment of internal controls as related to recent management changes.

The Company will announce the timing of the release of its second quarter fiscal 2018 results and related conference call details in the coming days.

Dividend
On December 5, 2017, the Board of Directors approved a quarterly dividend to stockholders of $0.16 per share. The dividend will be paid on January 23, 2018 to holders of record of common stock and common stock equivalents on the close of business on January 12, 2018.

About Liberty Tax, Inc.
Founded in 1997, Liberty Tax, Inc. (NASDAQ:TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

CONTACTS:
Investors: Kathy Donovan
Liberty Tax, Inc.
Vice President, Chief Financial Officer
(757) 493-8855
investorrelations@libtax.com

Media: Martha O’Gorman
Liberty Tax, Inc.
Chief Marketing Officer
(757) 301-8022
martha@libtax.com